EXHIBIT 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of U.S. Gold Corporation on Amendment No. 4 to Form SB-2, of our report dated March 18, 2003, on our audits of the consolidated balance sheet, and related statements of operations, changes in shareholders' equity and cash flows for U.S. Gold Corporation as of December 31, 2002 and for the two years ended, which report is included in the Annual Report on Form 10-KSB.


/s/ Stark Winter Schenkein & Co., LLP


October 15, 2003
Denver, Colorado